Exhibit 10.21

Delta Air Lines, Inc.

Department 460

Atlanta, Georgia 30320-6001

Amendment No. 5

to

Technical Services Agreement

This Amendment no. 5 (“Amendment”) to the Inventory Support & Services Agreement Between Delta Air Lines, Inc (“Delta”) and MN Airlines, LLC, (“Sun Country”) dated October 8,2003, (the “Agreement”), shall be effective as of the 4th day of June, 2008.

WHEREAS, the parties have entered into the Agreement for the provision of certain maintenance services to Sun Country; and

WHEREAS, the parties wish to amend the Agreement to allow for changes in term that is covered by this Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	All capitalized terms used herein but not defined shall have the meaning ascribed to them in the Agreement.

2.	TERM

2.1

Term and Termination. The Agreement shall be extended to remain in force and effect until October 8, 2015. Except as specified in the following section, any Services in progress upon the expiration or termination hereof shall be completed subject to the terms of this Agreement and any payments due there for shall be made in accordance with the terms hereof, even if such Services extend beyond the expiration or termination of this Agreement.

2.2

At any time after seven (7) years from the Effective Date [October 8, 2003], either party may terminate this Agreement for convenience and without penalty or further obligation to the other party upon not less than one hundred eighty (180) days prior written notice to the other party.

Annex A

Cost per Flight Hour & Rate Adjustment

In conjunction with the extension in term, the net Hourly PBTH cost shall be reduced by 2% effective June 5, 2008.

3. Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives on the date first written above.

MN Airlines, LLC.		DELTA AIR LINES, INC.

By:	/s/ John S. Frederickson	By:	/s/ Jack Turnbill
Name:	John S. Frederickson	Name:	Jack Turnbill
Title:	Vice President	Title:	Vice President of Technical Sales